(h)(17)

                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

         ADMINISTRATIVE SERVICES AGREEMENT, amended and restated this 29th day of December, 2000, between Scudder Portfolio Trust (the "Fund"), a Massachusetts business trust and Scudder Kemper Investments, Inc. ("Scudder Kemper" or "Administrator"), a Delaware corporation.

WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Fund is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund has established multiple series, including Scudder Balanced Fund, Scudder High Yield Bond Fund and Scudder Income Fund (each a "Series"), each of which offers six classes of shares, namely the Class S, Class AARP, Class A, Class B and Class C and Class I Shares, as applicable, (collectively, the "Classes"); and

WHEREAS, Scudder Kemper provides investment management services pursuant to a separate Investment Management Services Agreement; and

WHEREAS, the Fund wishes to retain Scudder Kemper to provide administrative and other services to the Fund with respect to the Series and Classes in the manner and on the terms hereinafter set forth; and

WHEREAS, Scudder Kemper is willing to furnish such services in the manner and on the terms hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         I. APPOINTMENT. The Fund hereby appoints Scudder Kemper as Administrator to provide the administrative and other services with respect to the Series for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided. In the event the Fund establishes and designates additional series with respect to which it desires to retain the Administrator to render administrative and other services hereunder, and the Administrator is willing to render those services, Schedule A hereto shall be amended to reflect the compensation payable to the Administrator on behalf of that series and that series shall become a Series hereunder.

         II. DUTIES. Subject to the general supervision of the Board of Trustees of the Fund (the "Board"), the Administrator shall provide or procure all organizational, administrative and other services reasonably necessary for the operation of the Series and certain other services, all as more particularly described and except as provided below.

         A. ADMINISTRATIVE SERVICES. Subject to the approval or consent of the Board, the Administrator shall provide or procure, at the Administrator's expense, services to each Series ("Series wide Administrative Services") to include the following: (i) coordinating matters relating to the operation of the Series, including any necessary coordination among Scudder Kemper or other advisers to the Series, the custodian(s), transfer agent(s), shareholder servicing and dividend disbursing agent(s), subaccounting and recordkeeping agent(s), pricing agent(s), independent public accountants, attorneys, and other parties performing services or operational functions for the Series; (ii) providing the Series with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Series; (iii) maintaining, or supervising the maintenance by third parties, of such books and records of the Fund and the Series as may be required by applicable federal or state law other than the records and ledgers maintained under the Investment Management Agreement; (iv) preparing and arranging for the distribution of proxy materials to shareholders of the Series as required by applicable law; (v) arranging for and paying for services of the Series' custodian; (vi) arranging for and paying for preparation of the Series' tax returns; and (vii) taking such other action with respect to the Series as may be required by applicable law, including, without limitation, the rules and regulations of the SEC and of state securities commissions and other regulatory agencies.

         Subject to the approval or consent of the Board, the Administrator shall provide or procure, at the Administrator's expense, services to each Class of the Series ("Class Administrative Services") to include the following: (i) transfer agency, shareholder servicing and dividend disbursing services, and, to the extent allocable to a particular Class, subaccounting and recordkeeping services; (ii) internal fund accounting services performed on behalf of each Series; and (iii) preparing and arranging for the printing and distribution of prospectuses, of periodic reports and notices to shareholders of the Series as required by applicable law. To the extent that any Serieswide Administrative Services described above are provided to a particular Class, they may be deemed to be Class Administrative Services.

         B. EXPENSES. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are those of the Series under this Agreement. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator shall, at its expense, furnish to the Fund, any Series or a particular Class thereof, as applicable, or procure and pay for: (a) usual and customary auditing services of each Series' independent public accountants; (b) services of each Series' transfer agent(s), shareholder servicing and dividend disbursing agent(s), and shareholder recordkeeping agent(s); (c) services of each Series' custodian, including any recordkeeping services provided by the custodian; (d) services of each Series' accounting agent(s); (e) services of obtaining quotations for calculating the value of each Series' net assets; (f) services of maintaining the Series' tax records; (g) services, including procurement of legal services, incident to meetings of the Trust's shareholders, the preparation and filing of registration statements under the Securities Act of 1933, as amended, and the 1940 Act and any amendments thereto, and reports of the Fund to its shareholders, the preparation and filing of reports to regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the registration of shares with federal and state securities authorities (except as described in subsection (gg) below); (h) procurement of ordinary legal services, including the services that arise in the ordinary course of business for a Massachusetts business trust registered as an open-end management investment company; (i) the Trust's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums; (j) association membership dues; (k) services to organize and offer shares of the Fund and the Series; and (l) printing and postage expenses related to the mailing of periodic reports, prospectuses, statements of additional information and other shareholder mailings, excluding proxy solicitations; (m) expenses that are the obligation of a Series pursuant to a special servicing agreement with a registered investment company that is a holder of shares of the Series and that may be deemed to be an affiliated person, or an affiliated person of such a person, as defined in the 1940 Act; and (n) expenses in the nature of avoided transfer agency costs payable to a person that is a shareholder of record for an omnibus account on the transfer agency records of the Series. The Fund shall bear the following expenses: (aa) salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, Trustees, stockholders, or employees of the Administrator or its subsidiaries or affiliates; (bb) taxes, if any, levied against the Fund or any of its Series; (cc) brokerage fees and commissions in connection with the purchase and sale of portfolio securities for any of the Series; (dd) costs, including the interest expenses, of borrowing money; (ee) fees and expenses of Board members who are not officers, employees, or stockholders of the Administrator or its subsidiaries or affiliates, and the fees and expenses of any counsel, accountants, or any other persons engaged by such Board members in connection with the duties of their office with the Fund;
(ff) extraordinary expenses, including extraordinary legal expenses to the extent authorized by the Board, as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Fund to indemnify its Board members, officers, employees, shareholders, distributors, and agents with respect thereto; (gg) organizational and offering expenses of the Fund and the Series to the extent authorized by the Board, and any other expenses which are capitalized in accordance with generally accepted accounting principles; and (hh) any expenses allocated to a specific Series pursuant to a shareholder services or 12b-1 distribution plan.

         C. ORGANIZATIONAL SERVICES. The Administrator shall provide the Fund and the Series, at the Administrator's expense, with the services necessary to organize any Series that commence operations on or after the date of this Agreement so that such Series can conduct business as described in the Trust's Registration Statement.

         D. The Administrator shall also make its officers and employees available to the Board and officers of the Fund for consultation and discussions regarding the administration of the Series and services provided to the Series under this agreement.

         E. In performing these services, the Administrator: (i) shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Board, and with the provisions of the Trust's Registration Statement filed on Form N-1A, as supplemented or amended from time to time, (ii) will make available to the Fund, promptly upon request, any of the Series' books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations, and (iii) will regularly report to the Board on the services provided under this Agreement and will furnish the Board with respect to the Series such periodic and special reports as the Board may reasonably request. The Administrator shall keep books and records relating to the services performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular,
Section 31 of the 1940 Act and the rules thereunder. The Administrator agrees that all such records prepared or maintained by the Administrator relating to the services to be performed by the Administrator pursuant to this Agreement are the property of the Fund and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Fund on and in accordance with its request.

         F. The services provided by the Administrator under this Agreement are in addition to those required to be provided by it under the Investment Management Agreement entered into between the Administrator and the Trust on behalf of each Series. Notwithstanding any other provision of the Agreement, all other services provided by the Administrator under the Investment Management Agreement will continue to be provided by the Administrator and paid for by the Trust pursuant to that agreement.

         III. INDEPENDENT CONTRACTOR. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent.

         IV. COMPENSATION. The Fund shall pay the Administrator on behalf of the Series a Serieswide Administrative Fee as compensation for the Serieswide Administrative Services set forth in Section II.A above. Each Class of the Series shall pay the Administrator on its own behalf a Class Administrative Fee as compensation for the Class Administrative Services provided to the Class as set forth in Section II.A above. The Serieswide Administrative Fee and the Class Administrative Fee shall be at the rates set forth in Schedule A hereto. The amount of any credit received from the Series' custodian for cash balances maintained at the custodian shall be subtracted from the Serieswide Administrative Fee required to be paid by Trust under this Agreement.

V. NON-EXCLUSIVITY. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

VI.  LIABILITY.  The  Administrator  shall  give  the Fund  the  benefit  of the
Administrator's best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, the Fund agrees that neither the Administrator nor the stockholders, officers, Trustees, or employees of the Administrator shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act, omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to the Fund of the Administrator and that of the stockholders, officers, Trustees, and employees of the Administrator, and shall in no way govern the liability to the Fund or the Administrator of any other person or provide a defense for such other person, including persons that provide services for the Series as described in Section II.B or C of this Agreement.

VII. TERM AND CONTINUATION. This Agreement shall take effect as of the date hereof, and shall remain in effect, unless sooner terminated as provided herein, until September 30, 2003, and shall continue thereafter on an annual basis with respect to each Series, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board, or (b) by vote of a majority of the outstanding voting securities of the Series, and provided continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Fund, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without the payment of any penalty with respect to the entire Fund or only with respect to one or more Series thereof: (a) by the Fund at any time with respect to the services provided by the Administrator by vote of (1) a majority of the Board members who are not "interested persons" (as such term is defined in the 1940 Act) of the Fund, or (2) a majority of the outstanding voting shares of the Fund or, with respect to a particular Series, by vote of a majority of the outstanding voting shares of such Series, on 60 days' written notice to the Administrator; and (b) by the Administrator on or after September 30, 2003, without the payment of any penalty, upon 60 days' written notice to the Fund.

VIII. NOTICES. Notices of any kind to be given to the Administrator by the Fund shall be in writing and shall be duly given if mailed or delivered to the Administrator at 345 Park Avenue, New York, NY, 10154-0010, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Fund by the Administrator shall be in writing and shall be duly given if mailed or delivered to Two International Place, Boston, MA 02110, or to such other address or to such individual as shall be specified by the Fund.

IX. FUND OBLIGATION. A copy of the Trust's Agreement and Declaration of Trust, as amended, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement has been executed on behalf of the Trust by a Board member in his or her capacity as Board member and not individually. The obligations of this Agreement to pay the Administrator for services provided to or procured for a Series shall be binding only upon the assets and property of that Series and shall not be binding upon any Board member, officer, or shareholder of the Fund individually.

X. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

XI. MISCELLANEOUS. This Agreement shall be governed by the laws of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby. The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect. This Agreement may not be assigned by the Fund or the Administrator without the consent of the other party.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                                SCUDDER PORTFOLIO TRUST,
                                                on behalf of the Series



                                                By: /s/ John Millette
                                                    -----------------------
                                                    Name:  John Millette
                                                    Title: Vice President





                                                SCUDDER KEMPER
                                                INVESTMENTS, INC.



                                                By:/s/ Kathryn L. Quirk
                                                   ------------------------
                                                   Name:  Kathryn L. Quirk
                                                   Title: Managing Director

SCHEDULE A

                        SCUDDER KEMPER INVESTMENTS, INC.

                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                        ADMINISTRATIVE SERVICES AGREEMENT


         As compensation for the services provided under this Administrative Services Agreement, the Administrator shall receive from the Trust, on behalf of the Series, the following Serieswide Administrative Fee, and from each Class the following Class Administrative Fee, each paid monthly based on average daily net assets of the Series or Class, as applicable, according to the following annualized fee schedule:


                       Serieswide Administrative Fee Rates
                       -----------------------------------

                        Dreman Funds                  0.09%
                        Emerging Market Funds         0.30%
                        Floating Rate                 0.09%
                        Index Funds                   0.09%
                        International Funds           0.14%
                        Money Market Funds            0.05%
                        Retirement Series Funds       0.20%
                        Specialty/Sector Funds        0.09%
                        Tax Free Funds                0.05%
                        U.S. Income Funds             0.09%
                        U.S. Large Cap Equity Funds   0.09%
                        U.S. Small Cap Equity Funds   0.09%


                         Class Administrative Fee Rates
                         ------------------------------

--------------------------------------------------------------------------------------------------------------------
Investment Category                        Class A    Class B    Class C    Class AARP     Class S      Class I
--------------------------------------------------------------------------------------------------------------------
Dreman Funds                               0.26%      0.31%      0.285%     NA             NA           0.01%
------------
--------------------------------------------------------------------------------------------------------------------
Emerging Market Funds                      0.375%     0.425%     0.40%      0.35%          0.35%        NA
---------------------
--------------------------------------------------------------------------------------------------------------------
Floating Rate                              0.135%     0.185%     0.16%      NA             NA           NA
-------------
--------------------------------------------------------------------------------------------------------------------
International Funds                        0.26%      0.31%      0.285%     0.235%         0.235%       0.01%
-------------------
--------------------------------------------------------------------------------------------------------------------
Kemper Index Fund                          0.26%      0.31%      0.385%     NA             NA           NA
-----------------
--------------------------------------------------------------------------------------------------------------------
Money Market Funds                         NA         NA         NA         0.35%          0.35%        NA
------------------
--------------------------------------------------------------------------------------------------------------------
Scudder Index Fund                         NA         NA         NA         0.16%          0.16%        NA
------------------
--------------------------------------------------------------------------------------------------------------------
Specialty / Sector Funds                   0.285%     0.335%     0.31%      0.26%          0.26%        0.01%
------------------------
--------------------------------------------------------------------------------------------------------------------
Tax Free Funds                             0.125%     0.175%     0.15%      0.10%          0.10%        NA
--------------
--------------------------------------------------------------------------------------------------------------------
U.S. Income Funds                          0.235%     0.285%     0.26%      0.21%          0.21%        0.01%
-----------------
--------------------------------------------------------------------------------------------------------------------
U.S. Large Cap Equity Funds                0.235%     0.285%     0.26%      0.21%          0.21%        0.01%
---------------------------
--------------------------------------------------------------------------------------------------------------------
U.S. Small Cap Equity Funds                0.385%     0.435%     0.41%      0.36%          0.36%        0.01%
---------------------------
--------------------------------------------------------------------------------------------------------------------

Dreman Funds
------------
Kemper-Dreman Financial Services Fund
Kemper-Dreman High Return Equity Fund

Emerging Market Funds
---------------------

Scudder Emerging Markets Growth Fund
Scudder Emerging Markets Income Fund
Scudder Gold Fund
Scudder Latin America Fund
Scudder Pacific Opportunities Fund

Floating Rate
-------------
Kemper Floating Rate Fund

International Funds
-------------------

Global Discovery Fund
Scudder Global Fund
Scudder Global Bond Fund
Scudder Greater Europe Growth Fund
Scudder International Fund

Kemper Index Fund
-----------------

Kemper S&P 500 Index Fund

Money Market Funds
------------------

Scudder Cash Investment Trust
Scudder Money Market Series:  Prime Reserve Shares and
      AARP Prime Reserve Class
Scudder U.S. Treasury Money Fund

Retirement Series Funds
-----------------------

Kemper Target 2010 Fund
Kemper Target 2011 Fund
Kemper  Retirement  Fund - Series III
Kemper  Retirement Fund - Series IV
Kemper Retirement Fund - Series V
Kemper  Retirement Fund - Series VI
Kemper Retirement Fund - Series VII

Specialty / Sector Funds
------------------------

Scudder Health Care Fund
Scudder Technology Fund

Scudder Index Fund
------------------
Scudder S&P 500 Index Fund

Scudder Select 500 Fund
Scudder Select 1000 Growth Fund

Tax Free Funds
--------------

Scudder  California  Tax Free Fund
Scudder  High  Yield  Tax Free Fund
Scudder Managed Municipal Bonds
Scudder  Massachusetts Tax Free Fund
Scudder Medium Term Tax Free Fund
Scudder New York Tax Free Fund
Scudder Tax Free Money Fund

U.S. Income Funds
-----------------

Scudder GNMA Fund
Scudder High Yield Bond Fund
Scudder Income Fund
Scudder Short Term Bond Fund

U.S. Large Cap Equity Funds
---------------------------

Scudder Balanced Fund
Scudder Capital Growth Fund
Scudder Dividend & Growth Fund
Scudder Growth and Income Fund
Scudder Large Company Growth Fund
Scudder Large Company Value Fund

U.S. Small Cap Equity Funds
---------------------------

Scudder Development Fund
Scudder Small Company Stock Fund
Scudder Small Company Value Fund
Scudder 21st Century Growth Fund

Class I Funds
-------------
Kemper Blue Chip
Kemper US Govt Securities
Kemper High Yield
Kemper Dreman High
Return  Scudder Income
Kemper Total Return
Kemper Growth Kemper Small Cap Equity
Kemper Small Cap Value
Kemper Technology
Scudder  International
Scudder Capital Growth
Scudder Large Company  Growth
Scudder 21st Century Growth
Scudder Large Company Value

                        Class Administrative Fee Waivers
                        --------------------------------

----------------------------------------------------------------------------------------------------------------------------
Surviving Fund- Class                      Aggregate Gross Admin.     Waiver                     Net Admin. Rate
                                           Rate
----------------------------------------------------------------------------------------------------------------------------
Kemper CA Tax Free- A                      0.175%                     0.10%                      0.075%
----------------------------------------------------------------------------------------------------------------------------
Kemper CA Tax Free- B                      0.225%                     0.10%                      0.125%
----------------------------------------------------------------------------------------------------------------------------
Kemper CA Tax Free- C                      0.20%                      0.025%                     0.175%
----------------------------------------------------------------------------------------------------------------------------
Kemper FL Tax Free- A                      0.175%                     0.075%                     0.10%
----------------------------------------------------------------------------------------------------------------------------
Kemper FL Tax Free- B                      0.225%                     0.075%                     0.15%
----------------------------------------------------------------------------------------------------------------------------
Kemper FL Tax Free- C                      0.20%                      0.075%                     0.125%
----------------------------------------------------------------------------------------------------------------------------
Kemper Growth- A                           0.325%                     0.10%                      0.225%
----------------------------------------------------------------------------------------------------------------------------
Kemper Growth- C                           0.35%                      0.025%                     0.325%
----------------------------------------------------------------------------------------------------------------------------
Kemper High Yield- A                       0.325%                     0.125%                     0.20%
----------------------------------------------------------------------------------------------------------------------------
Kemper High Yield- B                       0.375%                     0.10%                      0.275%
----------------------------------------------------------------------------------------------------------------------------
Kemper High Yield- C                       0.350%                     0.075%                     0.275%
----------------------------------------------------------------------------------------------------------------------------
Kemper NY Tax Free- A                      0.175%                     0.05%                      0.125%
----------------------------------------------------------------------------------------------------------------------------
Kemper NY Tax Free- B                      0.225%                     0.05%                      0.175%
----------------------------------------------------------------------------------------------------------------------------
Kemper NY Tax Free- C                      0.20%                      0.05%                      0.15%
----------------------------------------------------------------------------------------------------------------------------
Kemper Small Cap Equity- A                 0.475%                     0.10%                      0.375%
----------------------------------------------------------------------------------------------------------------------------
Kemper Small Cap Equity- C                 0.50%                      0.075%                     0.425%
----------------------------------------------------------------------------------------------------------------------------
Kemper Strategic Income- C                 0.35%                      0.15%                      0.20%
----------------------------------------------------------------------------------------------------------------------------
Kemper Technology- A                       0.375%                     0.15%                      0.225%
----------------------------------------------------------------------------------------------------------------------------
Kemper Technology- C                       0.40%                      0.075%                     0.325%
----------------------------------------------------------------------------------------------------------------------------
Kemper Total Return- A                     0.325%                     0.10%                      0.225%
----------------------------------------------------------------------------------------------------------------------------
Kemper Total Return- C                     0.35%                      0.05%                      0.30%
----------------------------------------------------------------------------------------------------------------------------
Kemper US Gov't Securities- A              0.325%                     0.125%                     0.20%
----------------------------------------------------------------------------------------------------------------------------
Kemper US Gov't Securities- B              0.375%                     0.125%                     0.25%
----------------------------------------------------------------------------------------------------------------------------
Kemper US Gov't Securities-C               0.35%                      0.175                      0.175%
----------------------------------------------------------------------------------------------------------------------------
Scudder Income- A                          0.325%                     0.025%                     0.30%
----------------------------------------------------------------------------------------------------------------------------
Scudder Income- B                          0.375%                     0.075%                     0.30%
----------------------------------------------------------------------------------------------------------------------------
Scudder Income- C                          0.35%                      0.15%                      0.20%
----------------------------------------------------------------------------------------------------------------------------
Scudder Managed Municipal Bonds- A         0.175%                     0.075%                     0.10%
----------------------------------------------------------------------------------------------------------------------------
Scudder Managed Municipal Bonds- B         0.225%                     0.10%                      0.125%
----------------------------------------------------------------------------------------------------------------------------
Scudder Managed Municipal Bonds- C         0.20%                      0.05%                      0.15%
----------------------------------------------------------------------------------------------------------------------------


Date: For use on or after December 29, 2000.